UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2005 (October 17, 2005)

GEORGIA GULF CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9753	58-1563799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (770) 395-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2005, Georgia Gulf Corporation entered into an Amendment No. 1 (the “amendment”) to the Credit Agreement.  The principal change effected by the amendment increases the available borrowings under our revolving credit facility from $170 million to $240 million.  A copy of the amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1         Amendment No. 1 dated as of October 17, 2005 to the Credit Agreement dated as of November 12, 1999 and amended and restated as of November 23, 2004, among Georgia Gulf Corporation, the Eligible Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2005

Georgia Gulf Corporation

	By:	/s/ JOEL I. BEERMAN
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1         Amendment No. 1 dated as of October 17, 2005 to the Credit Agreement dated as of November 12, 1999 and amended and restated as of November 23, 2004, among Georgia Gulf Corporation, the Eligible Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.